Exhibit 3.25

A464236 State of California SECRETARY OF STATE CORPORATION DIVISION I, BILL JONES, Secretary of State of the State of California, hereby certify: That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct. IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this AUG 2 1995 [ILLEGIBLE] Secretary of State SEC/STATE FORM CE.107 (REV. 12/94)

A464236 AGREEMENT OF MERGER This Agreement of Merger, dated as of July 10, 1995 (this “Merger Agreement”), is made and entered into by and among Whole Foods Market California, Inc., a California corporation (the “Company”), Cana Foods, Inc., a California corporation (“Cana”); Bread of Life Campbell, Inc., a California corporation (“Campbell”); and Bread of Life Cupertino, Inc., a California corporation (“Cupertino”). ARTICLE I The Constituent Corporations 1.01 (a) The Company was incorporated under the laws of the State of California on February 3, 1988. (b) The Company is authorized to issue an aggregate of 10,000,000 shares of common stock, of which 1,000 shares are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. All of the Company’s outstanding shares of common stock are owned by Whole Foods Market, Inc. (the “Parent Corporation”). 1.02 (a) Cana was incorporated under the laws of the State of California on June 2, 1988. (b) Cana is authorized to issue an aggregate of 100,000 shares of common stock, of which 100,000 shares are issued and outstanding as of the date hereof. All of Cana’s outstanding shares of common stock are owned by the Parent Corporation. 1.03 (a) Cupertino was incorporated under the laws of the State of California on February 13, 1991. (b) Cupertino is authorized to issue an aggregate of 1,000,000 shares of common stock, of which 50,000 shares are issued and outstanding as of the date hereof. All of Cupertino’s outstanding shares of common stock are owned by Cana. 1.04 (a) Campbell was incorporated under the laws of the State of California on April 30, 1982. (b) Campbell is authorized to issue an aggregate of 500,000 shares of common stock, of which 94,460 shares are issued and outstanding as of the date hereof. All of Campbell’s outstanding shares of common stock are owned by Cana. ENDORSED FILED In the office of the Secretary of State of the State of California JUL 31 1995 [ILLEGIBLE] BILL JONES, Secretary of State

ARTICLE II The Merger 2.01 (a) The Merger shall become effective (the “Effective Time”) on July 31, 1995. (b) At the Effective Time, Cana, Campbell and Cupertino (collectively, the “Merged Companies”) shall be merged with and into the Company and the separate corporate existence of the Merged Companies shall thereupon cease. The Company shall be the surviving corporation in the Merger and the separate corporate existence of the Company, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger. 2.02 The Company shall succeed to all of the rights, privileges, powers, immunities and franchises of each of the Merged Companies, all of the properties and assets of the Merged Companies and all of the debts, choses in action and other interests due or belonging to the Merged Companies and shall be subject to, and responsible for, all of the debts, liabilities and obligations of the Merged Companies with the effect set forth in the California Corporations Code. ARTICLE III Articles of Incorporation, Bylaws, and Directors and Officers of the Company 3.01 The Articles of Incorporation of the Company in effect immediately prior to the Merger shall continue in full force and effect as the Articles of Incorporation of the Company after the Merger until duly amended in accordance with the provisions thereof and applicable law. 3.02 The Bylaws of the Company in effect immediately prior to the Merger shall continue in full force and effect as the Bylaws of the Company after the Merger until duly amended in accordance with the provisions thereof and applicable law. 3.03 The directors and officers of each of the Merged Companies immediately prior to the Merger shall become the directors and officers of the Company after the Merger until their successors have been elected and qualified or unless otherwise provided by law. 2

ARTICLE IV Manner and Basis of Converting Shares Of The Constitute Corporations 4.01 At the Effective Time, by virtue of the Merger and without any action on the part of the Merged Companies, the Company or the holder of each of the outstanding shares of capital stock of the Merged Companies shall be cancelled without consideration. ARTICLE V Other Provisions 5.01 This Merger Agreement shall be governed by the laws of the State of California. 5.02 This Merger Agreement contains the entire agreement of the parties hereto, and supersede any prior written or oral agreements between or among them concerning the subject matter hereof and thereof. 5.03 This Merger Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement. (Signature Page of Follow) 3

IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above. WHOLE FOODS MARKET CANA FOODS, INC. CALIFORNIA; INC. By: [ILLEGIBLE] By: [ILLEGIBLE] John Mackey, Chief John Mackey, President Executive Officer By: [ILLEGIBLE] By: [ILLEGIBLE] Glenda Flanagan, Secretary Glenda Flanagan, Secretary BREAD OF LIFE CUPERTINO, INC. BREAD OF LIFE CAMPBELL, INC. By: [ILLEGIBLE] By: [ILLEGIBLE] John Mackey, President John Mackey, President By: [ILLEGIBLE] By: [ILLEGIBLE] Glenda Flanagan, Secretary Glenda Flanagan, Secretary 47188 4

WHOLE FOODS MARKET CALIFORNIA, INC. OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER The undersigned, John Mackey and Glenda Flanagan, and each of them, do hereby certify that: 1. They are Chief Executive Officer and Secretary, respectively, of Whole Foods Market California, Inc., a California corporation (the “Company”). 2. This Certificate is attached to the Agreement of Merger, dated as of July 10, 1995, in the form duly approved by the Board of Directors of the Company, providing for the merger of Bread of Life Cupertino, Inc., Bread of Life Campbell, Inc. and Cana Foods, Inc. with and into the Company. 3. The Company has two classes of authorized stock, 10,000,000 shares of common stock, of which 1,000 are issued and outstanding as of the date hereof, and 10,000,000 shares of preferred stock, none of which are outstanding. 4. The terms of the Agreement of Merger in the form attached were approved by all of the issued and outstanding shares of stock entitled to vote thereon, which equaled 100% of the vote required of said shares. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Date: July 10, 1995. [ILLEGIBLE] John Mackey Chief Executive Officer [ILLEGIBLE] Glenda Flanagan Secretary 47195.04

BREAD OF LIFE CAMPBELL, INC. OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER The undersigned, John Mackey and Glenda Flanagan, and each of them, do hereby certify that: 1. They are President and Secretary, respectively, of Bread of Life Campbell, Inc., a California corporation (the “Company”). 2. This Certificate is attached to the Agreement of Merger, dated as of July 10, 1995, in the form duly approved by the Board of Directors of the Company, providing for the merger of the Company with and into Whole Foods Market California, Inc., a California corporation. 3. The Company has one class of 500,000 authorized shares of common stock, of which 94,460 are issued and outstanding as of the date hereof. 4. The terms of the Agreement of Merger in the form attached were approved by all of the issued and outstanding shares of stock entitled to vote thereon, which equaled 100% of the vote required of said shares. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Date: July 10, 1995. [ILLEGIBLE] John Mackey, President [ILLEGIBLE] Glenda Flanagan, Secretary 47195.02

BREAD OF LIFE CUPERTINO, INC. OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER The undersigned, John Mackey and Glenda Flanagan, and each of them, do hereby certify that: 1. They are President and Secretary, respectively, of Bread of Life Cupertino, Inc., a California corporation (the “Company”). 2. This Certificate is attached to the Agreement of Merger, dated as of July 10, 1995, in the form duly approved by the Board of Directors of the Company, providing for the merger of the Company with and into Whole Foods Market California, Inc., a California corporation. 3. The Company has one class of 1,000,000 authorized shares of common stock, of which 50,000 are issued and outstanding as of the date hereof. 4. The terms of the Agreement of Merger in the form attached were approved by all of the issued and outstanding shares of stock entitled to vote thereon, which equaled 100% of the vote required of said shares. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true, and correct of our own knowledge. Dated: July 10, 1995. [ILLEGIBLE] John Mackey, President [ILLEGIBLE] Glenda Flanagan, Secretary 47195.01

CANA FOODS, INC. OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER The undersigned, John Mackey and Glenda Flanagan, and each of them, do hereby certify that: 1. They are President and Secretary, respectively, of Cana Foods, Inc., a California corporation (the “Company”). 2. This Certificate is attached to the Agreement of Merger, dated as of July 10, 1995, in the form duly approved by the Board of Directors of the Company, providing for the merger of the Company with and into Whole Foods Market California, Inc., a California corporation. 3. The Company has one class of 100,000 authorized shares of common stock, of which 100,000 are issued and outstanding as of the date hereof. 4. The terms of the Agreement of Merger in the form attached were approved by all of the issued and outstanding shares of stock entitled to vote thereon, which equaled 100% of the vote required of said shares. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Dated: July 10, 1995. [ILLEGIBLE] John Mackey, President [ILLEGIBLE] Glenda Flanagan, Secretary 47195.03